Exhibit 99.1

Contact:

Bob Durstenfeld

408-585-3534

bdurstenfeld@raesystems.com

RAE Systems Completes Acquisition of KLH

Chinese government approves deal; acquisition creates a safety and security monitoring leader to serve rapidly growing China market

SUNNYVALE, Calif. – June 3, 2004 – RAE Systems Inc. (AMEX: RAE), a leading global developer and manufacturer of rapidly-deployable, multi-sensor chemical and radiation detection monitors and networks for homeland security and industrial applications, today announced the completion of its acquisition of KLH (Ke Li Heng), a Beijing-based manufacturer and distributor of security, environmental and personal safety monitors. RAE Systems received approval from the Chinese government on May 27, 2004 and acquired a 64% stake in KLH for $9 million in cash.

With the acquisition of KLH, RAE Systems expands its presence in the burgeoning personal security and safety market in China and gains access to an established distribution channel in 28 provinces. In addition, the acquisition adds 150 employees, a number of patented technologies and fixed systems to the RAE System’s portfolio, including sensing solutions for oxygen, lower explosive limit (LEL), carbon monoxide, hydrogen sulfide, ammonia and chlorine.

“As one of the world’s largest and fastest growing economies, China’s need for security, environmental safety and personal protection is growing, The acquisition of KLH will benefit customers in China by providing a powerful combination of personal monitors, fixed monitoring systems and wireless sensing networks” said Robert I. Chen, CEO of RAE Systems. “As we stated in our first quarter announcement we expect this acquisition to be accretive for the second half of our fiscal year. With this announcement, we are revising our revenue guidance for the year ending December 2004 upwards from $38 to $42 million to current range of $41 to $45 million.”

According to the U.S. Commerce Department, China is expected to invest over $300 billion in oil, gas, steel, and industrial infrastructure building over the next decade, including $23 billion in infrastructure, security and safety spending related to the 2008 Beijing Olympics and $440 million for mine safety.

About RAE Systems

RAE Systems is a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical detection monitors, wireless systems and networks for homeland security and industrial applications. In addition, RAE Systems offers a full line of portable single-sensor chemical and radiation detection products. RAE Systems’ products enable the military and first responders such as firefighters, law enforcement and other emergency management personnel to detect and provide early warning of weapons of mass destruction and other hazardous materials. Industrial applications include the detection of toxic industrial chemicals, volatile organic compounds and petrochemicals.

RAE Systems’ products are used by many U.S. government agencies, including the Department of Homeland Security, the Department of Justice, and the Department of State, as well as all branches of the U.S. military, and by numerous city and state agencies. Our end users also include many of the world’s leading corporations in the airline, automotive, computer and oil industries. Our products are used in civilian and government atmospheric monitoring programs in over 50 countries. For more information about RAE Systems, please visit www.RAESystems.com

Safe Harbor Statement

This press release contains “forward- looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are denoted by such words as “burgeoning” and “growing” as well as general statements about revenue guidance. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.